UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1511 Maplewood Drive, Itasca, IL
(Address of Principal Executive Offices)

60143
(Zip Code)
Registrant's telephone number, including area code: (630) 250-5100
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On May 15, 2020, the Board of Directors (the “Board”) of Knowles Corporation (the “Company”) appointed Michael S. Wishart as a director, increasing the size of the Board from eight to nine members. Mr. Wishart will hold office until the Company’s 2021 Annual Meeting of Stockholders, or until his successor is duly elected and qualified. Mr. Wishart was also appointed to serve on the Audit Committee. Mr. Wishart is currently chief executive officer, co-founder and a director of efabless corporation, an early-stage company offering an open platform and marketplace for community-based design of electronics. He is also a venture partner at Tyche Partners, a venture capital firm focused on hardware-related companies.

The Board has determined that Mr. Wishart meets the standards of independence under the Company’s Standards for Director Independence, as well as applicable rules of the NYSE, the SEC and the Securities Exchange Act of 1934. There is no arrangement or understanding between Mr. Wishart and any other person pursuant to which he was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, with the Company to which Mr. Wishart was or is to be a party, in which Mr. Wishart, or any member of his immediate family, has a direct or indirect material interest.

Mr. Wishart will receive a one-time award of restricted stock units with a grant date fair value equal to $100,000 (vesting on the first anniversary of the award date); the annual equity retainer for non-employee directors, pursuant to the Company’s standard director compensation program; and the annual cash retainer for non-employee directors, pursuant to the Company’s standard director compensation program (prorated for his first year of service).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 15, 2020, the Board approved an amendment and restatement (the "Amendment") of the Company's second amended and restated by-laws (the "Prior By-Laws"), effective as of the same date. The Amendment modified the Prior By-Laws to among other things, amend certain advanced notice provisions for director nominations and shareholder proposals, and to adopt an emergency by-law provision.

The foregoing description of this Amendment is qualified in its entirety by reference to the Third Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD.

A copy of the press release announcing the appointment of Mr. Wishart to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:
Exhibit Number	Description
3.1	Third Amended and Restated By-Laws of Knowles Corporation, adopted on May 15, 2020
99.1	Press Release of Knowles Corporation dated May 18, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: May 18, 2020	By: /s/ Robert J. Perna
Robert J. Perna
Senior Vice President, General Counsel & Secretary